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September 29, 2026

Dynex Capital, Inc.
140 Eastshore Drive, Ste. 100
Glen Allen, Virginia 23059

Re:    Dynex Capital, Inc. —
Status as a Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (the “Company”), in connection with a registration statement filed on Form S-3 (File No. 333-289004) (as amended, the “Registration Statement”) by the Company with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933 (the “Securities Act”) on July 28, 2025, including a prospectus dated July 28, 2025, (the “Base Prospectus”), and a prospectus supplement to the Base Prospectus dated September 22, 2026 (the “Prospectus Supplement”) (such Prospectus Supplement together with the Base Prospectus, the “Prospectus”) relating to the issuance and sale by the Company of up to 4,800,000 shares (the “Underwritten Shares”), including up to 720,000 shares subject to the underwriters’ option to purchase additional shares (the “Option Shares” and, together with the Underwritten Shares, the “Shares”), of the Company’s 9.375% Series D Fixed-Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share.
You have requested our opinion as to certain U.S. federal income tax matters regarding the Company. Although you may disclose to any and all persons, without limitation of any kind, this opinion, the U.S. federal tax treatment and federal tax structure of the Company and all materials of any kind that were provided to you by us relating to such tax treatment and tax structure, this opinion is intended solely for your benefit in connection with the offering of the Shares. You may not authorize any other person or entity to rely on this opinion, or otherwise make this opinion available for the benefit of any other person or entity, without our prior written consent.
In our capacity as counsel to the Company and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the Registration Statement, (ii) the Prospectus, (iii) a certificate executed by duly appointed officers of the Company (the “Officer’s Certificate”) setting forth certain factual representations, dated September 29, 2026, and (iv) such other documents as we have considered relevant to our analysis. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.
Our opinion is based on (a) our understanding of the facts as represented to us in the Officer’s Certificate and (b) the assumption that (i) the Company and its subsidiaries have valid legal existences under the laws of the states in which they were formed and have operated in accordance with the laws of such states, (ii) the Company is operated, and will continue to be operated, in the manner described in the Officer’s Certificate, (iii) the facts contained in the Officer’s Certificate, the Registration Statement and the Prospectus are true and complete in all material respects, (iv) all representations of fact contained in the Officer’s Certificate are true and complete in all material respects and (v) any representation of fact in the Officer’s Certificate that is made “to the knowledge of” or similarly qualified is correct without such qualification. While we have made such inquiries and investigations as we have deemed necessary, we have not undertaken any independent inquiry into or verification of all such facts either in the course of our representation of the Company or for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate.

Dynex Capital, Inc.
September 29, 2026
Page Two
We note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. In particular, the qualification and taxation of the Company as a real estate investment trust (“REIT”) for U.S. federal income tax purposes depends upon the Company’s ability to meet on a continuing basis certain distribution levels, diversity of stock ownership, and the various qualification tests imposed by the U.S. Internal Revenue Code of 1986, as amended (the “Code”). To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon.
Our opinion herein is based on existing law as contained in the Code, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.
Based upon, and subject to, the foregoing and the next paragraphs below, we are of the opinion that, as of the date hereof:
1.The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code for its taxable year ended December 31, 2022 through its taxable year ended December 31, 2025, and its current organization and current and proposed method of operation will enable it to continue to qualify for taxation as a REIT for its current taxable year ending December 31, 2026.

2.We have reviewed the statements included or incorporated by reference in (i) the Base Prospectus under the heading “Material U.S. Federal Income Tax Considerations” and (ii) the Prospectus Supplement under the heading “Additional U.S. Federal Income Tax Considerations” and, in each case, although such discussion does not purport to summarize all possible U.S. federal income tax consequences of the purchase, ownership and disposition of the Shares, insofar as such discussion pertains to matters of law or legal conclusions, such discussion is correct in all material respects.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.
This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company and to such Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement and the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.
Sincerely,

/s/ Morrison & Foerster LLP